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                                                                 EXHIBIT (a) (6)


                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST
                                       OF
                           VAN KAMPEN SENIOR LOAN FUND
                                  (THE "TRUST")


               1. The Declaration of Trust amended by this document was originally filed with the Secretary of the Commonwealth of Massachusetts on July 14, 1989, and amended and restated as of September 19, 1989.

               2. Pursuant to this Certificate of Amendment, the principal place of business of the Trust shall be changed to 522 Fifth Avenue, New York, New York 10036. To effect the aforesaid amendment, Article 1, Section 1.1, of the Declaration of Trust of the Trust, relating to the principal office of the Trust, is amended to read as follows after paragraph number 3 below:

               3. Pursuant to this Certificate of Amendment, the address of the resident agent of the Trust in the Commonwealth of Massachusetts shall be changed to 155 Federal Street, Suite 700, Boston, Massachusetts 02110. To effect the aforesaid amendment, Article 1, Section 1.1, of the Declaration of Trust of the Trust, relating to the resident agent of the Trust, is amended to read as follows after this paragraph number 3 below:


                                    ARTICLE I

             NAME, PRINCIPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

                  Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Van Kampen Senior Loan Fund" (the "Trust").

               The post office address of the principal office of the Trust is 522 Fifth Avenue, New York, New York 10036. The name of the resident agent of the Trust in the Commonwealth of Massachusetts is CT Corporation System, a Delaware corporation, and the post office address of the resident agent is 155 Federal Street, Suite 700, Boston, Massachusetts 02110.

               4. Such amendment shall become effective as of the close of business on October 3, 2007.

               5. The amendment herein provided for was authorized in accordance with law.



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               IN WITNESS WHEREOF, the undersigned has signed these presents all on October 3, 2007.



                                         /s/ Wayne W. Whalen
                                         ---------------------------------------


                                         Name: Wayne W. Whalen


                                         As Trustee, and not individually


                                 ACKNOWLEDGEMENT


STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )



               On this 3rd day of October, 2007, before me personally appeared Wayne W. Whalen, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.






                                         /s/ Kurt Balder
                                         ---------------------------------------


                                         Kurt Balder


                                         Notary Public


                                         My commission expires: 06/02/10